EXHIBIT 99

1. The filing of this Form 3 shall not be construed as an admission that (i) Southpaw Credit Opportunity Master Fund LP (the "Fund"), (ii) Southpaw Asset Management LP ("Southpaw Management"), (iii) Southpaw Holdings LLC ("Southpaw Holdings"), (iv) Kevin Wyman or (v) Howard Golden is or was for the purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any of the shares of common stock, no par value (the "Common Stock"), or the shares of Series F Convertible Preferred Stock (the "Series F Preferred Stock"), of Enterprise Informatics, Inc. (the "Issuer"), held by ERP2 Holdings, LLC (the "LLC"), the majority of the interests in which are held by the Fund and a separate account managed by Southpaw Management (the "Managed Account"). Pursuant to Rule 16a-1, the Fund, Southpaw Management, Southpaw Holdings, the Managed Account, Mr. Wyman and Mr. Golden disclaim such beneficial ownership.

2. Southpaw Management holds the Common Stock indirectly through the accounts of the Fund and the Managed Account, which hold the majority of interests in the LLC. Southpaw Management serves as the investment manager of the Fund and the Managed Account. Southpaw Management receives a performance-based and an asset-based fee for managing the investments of the Fund and the Managed Account. Southpaw Holdings reports the shares of Common Stock held indirectly by Southpaw Management, because, as the general partner of Southpaw Management, it controls the disposition and voting of the securities. Mr. Wyman reports the shares of Common Stock because, as the Majority Manager of the LLC and a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Mr. Golden reports the shares of Common Stock held indirectly by Southpaw Management because, as a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Each of the Fund, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden disclaims beneficial ownership of the Common Stock except to the extent of each entity's and individual's pecuniary interest in the Common Stock.

3.   No date applies.

4. Southpaw Management holds the Series F Preferred Stock indirectly through the accounts of the Fund and the Managed Account, which hold the majority of interests in the LLC. Southpaw Management serves as the investment manager of the Fund and the Managed Account. Southpaw Management receives a performance-based and an asset-based fee for managing the investments of the Fund and the Managed Account. Southpaw Holdings reports the shares of Series F Preferred Stock held indirectly by Southpaw Management, because, as the general partner of Southpaw Management, it controls the disposition and voting of the securities. Mr. Wyman reports the shares of Series F Preferred Stock because, as the Majority Manager of the LLC and a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Mr. Golden reports the shares of Series F Preferred Stock held indirectly by Southpaw Management because, as a managing member of Southpaw, he controls the disposition and voting of the securities. Each of the Fund, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden disclaims beneficial ownership of the Series F Preferred Stock except to the extent of each entity's and individual's pecuniary interest in the Series F Preferred Stock.

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ERP2 Holdings, LLC


By: /s/ Kevin Wyman                               10/10/2007
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Majority Manager



Southpaw Credit Opportunities Master Fund LP

By:  Southpaw GP LLC,
     its general partner

By: /s/ Kevin Wyman                               10/10/2007
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Manager


Southpaw Asset Management LP

By:  Southpaw Holdings LLC,
     its general partner

By: /s/ Kevin Wyman                               10/10/2007
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Manager


Southpaw Holdings, LLC

By: /s/ Kevin Wyman                               10/10/2007
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Manager


By: /s/ Kevin Wyman                               10/10/2007
    ----------------------                        -------------
    Kevin Wyman                                   Date


By: /s/ Howard Golden                             10/10/2007
    ----------------------                        -------------
    Howard Golden                                 Date